                                                                 EXHIBIT (4.9)

                             SUPPLEMENTAL INDENTURE

          Fifth Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of March 30, 1994 (this "Fifth Supplement"), made by and among Buckeye Pipe Line Company, L.P., a Delaware limited partnership (the "Company"), and PNC Bank, National Association, formerly Pittsburgh National Bank, a national banking association, having its principal corporate trust office at One Oliver Plaza, Pittsburgh, Pennsylvania 15265 (the "Trustee"), and J.G. Routh, residing at 308 Depot Street, Jamestown, Pennsylvania 16134 (the "Individual Trustee"), as Trustees (together, the "Trustees") under the Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986 (the "Indenture"), by and among the Company and each of the Trustees, and recorded on the date and in the location shown on Schedule 1 attached hereto and made a part hereof, as amended by the First Supplemental Indenture dated as of December 1, 1987 ("First Supplement"), the Second Supplemental Indenture dated as of November 30, 1992 ("Second Supplement"), the Third Supplemental Indenture dated as of December 31, 1993 ("Third Supplement") and the Fourth Supplemental Indenture dated as of March 15, 1994 ("Fourth Supplement"). Exhibit A attached hereto and made a part hereof sets forth the jurisdictions in which the Company has fee-owned real property or rights-of-way. The Fourth Supplement is attached hereto as Schedule 2 and made a part hereof.

                             PRELIMINARY STATEMENT

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The Company has entered into the Indenture with the Trustees. The Company and the Trustees are entering into this Fifth Supplement in accordance with the provisions of Article Twelve of the Indenture in order to set forth, as permitted and provided by Sections 3.01, 3.03(d) and 12.01(f) of the Indenture, the terms of one series of Additional Notes under the Indenture. Such Additional Notes are the Company's First Mortgage Pipe Line Notes, consisting of the $15,000,000 principal amount of 7.93% Series N Notes due December 15, 2010. Pursuant to Article Twelve of the Indenture, all other acts and things necessary to make this Fifth Supplement a valid instrument have been done and performed. All covenants and agreements made by the Company herein are for the benefit and security of the Noteholders and



This instrument prepared by:
James H. Carroll, Esq.
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, PA  19103


- ---------------------------
the Trustees. The Company is entering into this Fifth Supplement, and the Trustees are accepting this Fifth Supplement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          The Company represents that this Fifth Supplement does not encumber real property improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own cooking facilities.

          1.  Amendment to the Recitals of the Indenture.  The language set
              ------------------------------------------
forth below shall be added on page 6 of the Indenture after the paragraph beginning with the word "WHEREAS" and immediately before the paragraph beginning with the words "NOW, THEREFORE":

          WHEREAS, all necessary action has been duly taken by the Company to authorize the execution and delivery of a Fifth Supplemental Indenture and the issue and sale hereunder of certain Additional Notes herein defined as the "1994 Notes", consisting of one series, the Notes of such series being designated and referred to in the Indenture as set forth in (S) 2.14 and having the aggregate principal amount, maturing at the date, and bearing interest, payable semi-annually on June 15 and December 15 in each year, at the annual rate set forth in (S) 2.14, and being subject to optional redemption pursuant to the provisions of (S) 2.14; and

          WHEREAS, the 1994 Notes are to be substantially in the forms following respectively with changes only as to series designations and interest rates:

                           [Form of Note of Series N]
                        BUCKEYE PIPE LINE COMPANY, L.P.
                     (A limited partnership organized under
                       the laws of the State of Delaware)
             First Mortgage Pipe Line Note, 7.93% Series N Due 2010
                      No._________          $_____________

          Buckeye Pipe Line Company, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to _______________________ or registered assigns, on December 15, 2010, the sum of $_______________ Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts and to pay interest thereon in like coin or currency (i) from the interest payment date next preceding the date of this Note until payment of the principal hereof becomes due and payable, at the rate of 7.93% per annum, payable semi-annually, on the fifteenth day of June and December in each year and (ii) on any overdue payment of principal (and to the extent permitted by law, on any overdue payment of premium or interest thereon), payable semi-annually as aforesaid (or at the option of the holder hereof, on demand) at a rate per annum from time to time equal to the greater of (x) 8.93% or (y) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate, as shall be determined by the Trustee. In accordance with Section
15.05 of the "Indenture" referred to below, principal of, and interest on, and any premium payable with respect to, this Note are payable at the principal corporate trust office of the Trustee hereinafter mentioned or any successor as Trustee under such Indenture.

          This Note is one of a series designated as the "First Mortgage Pipe Line Notes, 7.93% Series N due 2010" of the Company ("Note"), limited in aggregate principal amount to $15,000,000 and issued under and secured by an Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986 (as amended by the First Supplemental Indenture dated as of December 1, 1987, the Second Supplemental Indenture dated as of November 30, 1992, the Third Supplemental Indenture dated as of December 31, 1993, the Fourth Supplemental Indenture dated as of March 15, 1994 and the Fifth Supplemental Indenture dated as of March 30, 1994, and as amended and supplemented from time to time hereafter, the "Indenture"), from the Company to PNC Bank, National Association, formerly Pittsburgh National Bank (the "Trustee"), and J.G. Routh (the "Individual Trustee"), as Trustees (together, the "Trustees"). Reference is made to that certain Note Purchase and Private Shelf Agreement dated as of December 31, 1993 (as amended from time to time, the "Note Agreement") between the Company and The Prudential Insurance Company of America and each "Prudential Affiliate" (as defined in the Note Agreement) which becomes a party thereto for a further statement of the terms applicable to this Note. This Note constitutes an Additional Note under the Indenture and together with the "1986 Notes" and the "1993 Notes" (both as defined in the Indenture) and any Additional Notes issued after the date hereof, are secured equally and ratably by the Lien of the Indenture. This Note, the 1993 Notes, 1986 Notes and any Additional Notes are collectively referred to herein as the "First Mortgage Notes". Reference is made to the Indenture and all Indentures Supplemental thereto for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the Holders of the First Mortgage Notes and of the Trustees in respect thereof, and the terms and conditions upon which the First Mortgage Notes are, and are to be, secured. The First Mortgage Notes of the several series issued and to be issued under the Indenture from time to time may vary in aggregate principal amount, may mature at different times, may bear interest at different rates and may otherwise differ as in the Indenture provided.

          As provided in the Indenture, this Note are subject to mandatory and optional redemption on the terms specified in the Indenture.

          To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any Indenture Supplemental thereto, and of the rights and obligations with respect to the Indenture of the Company and of the Holders of the First Mortgage Notes may be made with the consent of the Company upon the written consent of the Holders of not less than 66 2/3% in aggregate principal amount of the First Mortgage Notes entitled to vote thereon then Outstanding, or by an affirmative vote of the Holders of not less than 66 2/3% in aggregate principal amount of the First Mortgage Notes entitled to vote thereon then Outstanding, at a meeting of Noteholders called and held as provided in the Indenture or as otherwise provided in the Indenture; provided, however, that no such modification or alteration shall be made without the consent of the Holder hereof which will
(a) affect the right of such Holder to receive payment of principal, or interest or premium (if any) on, this Note, or to institute suit for the enforcement of such payment on or after the respective due dates expressed herein, or (b) otherwise than as permitted by the Indenture, permit the creation of any lien ranking prior to, or on a parity with, the Lien of the Indenture with respect to any property covered thereby, or (c) reduce the percentage of the aggregate principal amount of First Mortgage Notes required to authorize any such modification or alteration.

          In case an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the First Mortgage Notes at any such time Outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the Holders of 66 2/3% in aggregate principal amount of the First Mortgage Notes then Outstanding.

          This Note is transferable by the Holder hereof, in person or by duly authorized attorney, on books of the Company to be kept for that purpose at the principal corporate trust office of the Trustee, upon surrender and cancellation of this Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Note or Notes of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange theretofore; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new Notes of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

          The Company and the Trustees may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of, or the interest or premium (if any) on, this Note, or for any claim based hereon or on the Indenture or any Indenture Supplemental thereto, against any partner, past, present or future, of the Company (including the General Partner), or of any predecessor or successor, heir or assignee of any such partner as such, or any stockholder, director, officer or employee of any such partner, either directly or through the Company or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

          This Note shall not be entitled to any benefit under the Indenture or any Indenture Supplemental thereto, or become valid or obligatory for any purpose, until PNC Bank, National Association, formerly Pittsburgh National Bank, the Trustee under the Indenture, or a successor Trustee thereto under the Indenture, shall have signed the form of certificate imprinted hereon.

          THIS NOTE IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF SUCH STATE.

          IN WITNESS WHEREOF, Buckeye Pipe Line Company, L.P., has caused this Note to be signed in its name by its General Partner.

Dated                            BUCKEYE PIPE LINE COMPANY, L.P.

                                 By Buckeye Pipe Line Company,
                                    a Delaware Corporation
                                    as General Partner


                                 By............................
                                        [Vice] President
(Corporate Seal)
Attest:

   ............................
     [Assistant] Secretary of
        Buckeye Pipe Line
       Company, a Delaware
           Corporation



                        [FORM OF TRUSTEE'S CERTIFICATE]

          This Note is the Series N Note described in the within-mentioned Indenture.

                                 PNC BANK, NATIONAL ASSOCIATION
                                 formerly Pittsburgh National
                                 Bank
                                           Trustee,


                                 By............................
                                      Authorized Signatory

; and

          WHEREAS, all the requirements of law and the Partnership Agreement have been fully complied with and all other acts and things necessary to make the 1994 Notes, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and legally binding obligations of the Company, and to constitute the Indenture a valid, binding and legal instrument for the security of the Notes, have been done and performed;

          2.   Amendments to Article One of the Indenture.
               ------------------------------------------

               (a) The definition of the term "Called Principal" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Called Principal" shall mean, with respect to any 1986 Note, 1993 Note or 1994 Note, the principal of such Note that is to be redeemed pursuant to (S) 2.12 hereof, (S) 2.13 hereof or (S) 2.14 hereof, respectively, or is declared to be immediately due and payable pursuant to Article Eight.

               (b) The definition of the term "Discounted Value" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Discounted Value" shall mean, with respect to the Called Principal of any 1986 Note, 1993 Note or 1994 Note, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

               (c) The definition of a new defined term in the Indenture shall be inserted into Article One of the Indenture as follows:

               "1994 Notes" shall have the meaning set forth in (S) 2.14.

               (d) The definition of the term "Reinvestment Yield" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Reinvestment Yield" shall mean, with respect to the Called Principal of any 1986 Note, the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported at the commencement of business on the Business Day next preceding the Settlement Date with respect to such Called Principal or, in the case of a redemption pursuant to (S) 2.12(b), the Business Day next preceding the date of the notice with respect to such Called Principal mailed to Holders of 1986 Notes pursuant to (S) 5.01) in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date. Such implied yield shall be determined
          (a) by calculating the remaining weighted average life to final maturity of such Called Principal rounded to the nearest quarter-year and (b) if necessary, by interpolating linearly between Treasury Constant Maturity Series yields.

               With respect to the Called Principal of any 1993 Note or 1994 Note, "Reinvestment Yield" shall mean the yield to maturity implied by
          (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yield in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

               (e) The definition of the term "Settlement Date" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be redeemed pursuant to (S) 2.12, (S) 2.13 or (S) 2.14, as appropriate, or is declared to be immediately due and payable pursuant to Article Eight.

               (f) The definition of the term "Yield-Maintenance Premium" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Yield-Maintenance Premium" shall mean, with respect to any 1986 Note, Series K Note before December 15, 2001, Series L Note, Series M Note or Series N Note before December 15, 2004, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of such Called Principal plus interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. With respect to any Series K Note on or after December 15, 2001, "Yield-Maintenance Premium" shall mean the amount determined in accordance with the following schedule with respect to each Series K Note so redeemed:

==================================================================
                                     Yield Maintenance Premium
                                  Expressed as Percentage of the
       Date of Redemption            Principal Amount Redeemed
- ------------------------------------------------------------------
After December 14, 2001 and on
 or before December 14, 2002                   7.11%
- ------------------------------------------------------------------
After December 14, 2002 and on
 or before December 14, 2003                   5.93%
- ------------------------------------------------------------------
After December 14, 2003 and on
 or before December 14, 2004                   4.74%
- ------------------------------------------------------------------
After December 14, 2004 and on
 or before December 14, 2005                   3.56%
- ------------------------------------------------------------------
After December 14, 2005 and on
 or before December 14, 2006                   2.37%
- ------------------------------------------------------------------
After December 14, 2006 and on
 or before December 14, 2007                   1.19%
- ------------------------------------------------------------------
After December 14, 2007                         0%
==================================================================

               With respect to any Series N Note on or after December 15, 2004, "Yield-Maintenance Premium" shall mean the amount determined in accordance with the following schedule with respect to each Series N Note so redeemed:

==================================================================
                                     Yield Maintenance Premium
                                  Expressed as Percentage of the
    Date of Redemption               Principal Amount Redeemed
- ------------------------------------------------------------------
After December 14, 2004 and on
or before December 14, 2005                    7.93%
- ------------------------------------------------------------------
After December 14, 2005 and on
or before December 14, 2006                    6.61%
- ------------------------------------------------------------------
After December 14, 2006 and on
or before December 14, 2007                    5.29%
- ------------------------------------------------------------------
After December 14, 2007 and on
or before December 14, 2008                    3.97%
- ------------------------------------------------------------------
After December 14, 2008 and on
or before December 14, 2009                    2.64%
- ------------------------------------------------------------------
After December 14, 2009 and on
or before December 14, 2010                    1.32%
- ------------------------------------------------------------------
After December 14, 2010                         0%
==================================================================

               The Yield Maintenance Premium shall in no event be less than zero.

          3.   Amendment to Article Two of the Indenture.
               -----------------------------------------
Article Two of the Indenture is hereby amended by adding a new Section 2.14 to read as follows:

               (S) 2.14. A series of Additional Notes to be executed, authenticated and delivered under and secured by this Indenture shall be the Series N Notes, aggregating $15,000,000 principal amount (collectively, the "1994 Notes"), such series designated as set forth in the following table:

                                                                      Maximum
                                                          Annual     Aggregate
                             Referred to                 Interest    Principal
      Designation             herein as     Maturity       Rate       Amount*
      -----------            -----------    --------     --------   ------------
First Mortgage Pipe Line       Series N     December       7.93%     $15,000,000
 Notes, Series N due 2010       Notes       15, 2010

- -------------
    *Except as expressly provided in (S) 2.04, (S) 2.07, and (S) 2.10 of the Indenture.

          and the Notes of each such series shall be issuable in denominations of $1,000 and any integral multiple thereof, shall be substantially in the form set forth in the recitals hereto, shall be executed, authenticated and delivered in accordance with, and subject to, all of the terms, conditions and covenants of this Indenture, and shall have the following further terms and provisions:

               (a) Interest on the principal amount of each of the 1994 Notes from the date of original issue until due and payable, shall be paid, at the rate specified in the Note, semi-annually on June 15 and December 15 in each year and on any overdue payment of principal or (to the extent not prohibited by law) premium or interest thereon on the dates specified above or, at the option of the Noteholders, on demand at the greater of (i) 1% over the rate specified above or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, from time to time in New York City, as its prime rate, as shall be determined by the Trustee.

               (b) Subject to the limitations set forth below, each of the 1994 Notes shall be subject to redemption, in whole at any time or from time to time in part (in

          $100,000 increments and not less than $5,000,000 per occurrence), at the option of the Company, upon notice given to the holders of the 1994 Notes to be redeemed in the manner provided in the Indenture, at a redemption price equal to 100% of the principal amount so redeemed plus all interest accrued and unpaid at the redemption date plus (to the extent not prohibited by law) the Yield-Maintenance Premium, if any, with respect to each Note so redeemed. Notwithstanding the foregoing, no redemption of the Series N Notes may be made on or after December 15, 2004 pursuant to this paragraph 2.14(b).

               (c) Subject to the limitations set forth below, the Series N Notes shall be subject to redemption on or subsequent to December 15, 2004, in whole or from time to time in part (in $100,000 increments and not less than $5,000,000 per occurrence), at the option of the Company, upon notice given to the holders of the Series N Notes to be redeemed in the manner provided in the Indenture, at a redemption price equal to 100% of the principal amount so redeemed plus all interest accrued and unpaid at the redemption date plus (to the extent not prohibited by law) the Yield Maintenance Premium determined in accordance with the following schedule with respect to each Series N Note so redeemed:

==================================================================
                                     Yield Maintenance Premium
                                  Expressed as Percentage of the
       Date of Redemption            Principal Amount Redeemed
- ------------------------------------------------------------------

After December 14, 2004 and on
 or before December 14, 2005                   7.93%
- ------------------------------------------------------------------
After December 14, 2005 and on
 or before December 14, 2006                   6.61%
- ------------------------------------------------------------------
After December 14, 2006 and on
 or before December 14, 2007                   5.29%
- ------------------------------------------------------------------
After December 14, 2007 and on
 or before December 14, 2008                   3.97%
- ------------------------------------------------------------------
After December 14, 2008 and on
 or before December 14, 2009                   2.64%
- ------------------------------------------------------------------
After December 14, 2009 and on
 or before December 14, 2010                   1.32%
- ------------------------------------------------------------------
After December 14, 2010                         0%
==================================================================

               (d) The 1994 Notes are also subject to redemption in the circumstances set forth in (S) 7.01(c).

               The principal amount of any series of Notes to be redeemed pursuant to the provisions of (S) 2.14(b) or 2.14(c) and the principal amount of any Notes to be redeemed pursuant to (S) 7.01(c) shall be pro-rated among the Holders of the Notes of said series in the proportion that their respective holdings bear to the aggregate principal amount of Notes of said series Outstanding on the date of selection. The Trustee shall make such adjustments in the principal amount of the Notes of each Holder to be redeemed so that such amount shall, in every case, be $1,000 or an integral multiple thereof.

          4.   Amendments to Article Five of the Indenture.  Section 5.01 of the
               -------------------------------------------
Indenture is hereby amended by adding a new paragraph to such Section as its third paragraph to read as follows:

               With respect to 1993 Notes or 1994 Notes, the Company's notice of redemption shall also specify whether the optional redemption is being made pursuant to (S)2.13(b) or (S)2.13(c) hereof (in the case of the 1993 Notes), or pursuant to (S) 2.14(b) or 2.14(c) hereof (in the case of the 1994 Notes). Once notice of redemption has been given as hereinabove provided, the principal amount of the Notes specified in such notice, together with (to the extent not prohibited by law) the Yield-Maintenance Premium (if any) with respect thereto shall become due and payable on the redemption date and, as to principal, applied to required payments thereon in the inverse order of their scheduled due dates.

          5. This Fifth Supplement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Fifth Supplement to be executed on its behalf by its General Partner, by the President or one of the Vice President of the General Partner, and the corporate seal of the General Partner to be hereto affixed and said seal and this Indenture to be attested by the General Partner's Secretary or one of its Assistant Secretaries; and the Trustee has caused this Fifth Supplement to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries; and the Individual Trustee has affixed his hand and seal hereto; all as of the 30th day of March, one thousand nine hundred and ninety-four.


Witness                            BUCKEYE PIPE LINE COMPANY, L.P.

- ----------------------------            By: BUCKEYE PIPE LINE COMPANY,
James H. Carroll                        a Delaware corporation, as
- ----------------------------            general partner

Witness                                 By: /s/ Steven C. Ramsey
                                           ---------------------------
                                           Name:  Steven C. Ramsey
- ----------------------------               Title: Vice President
C. Richard Wilson                       (Corporate Seal)
- ----------------------------            Attest:


                                         /s/ Arthur Rosenblatt
                                        ------------------------------
                                        Name:  Arthur Rosenblatt
                                        Title: Assistant Secretary


Witness PNC BANK, NATIONAL ASSOCIATION, formerly Pittsburgh National Bank, as Trustee


- ----------------------------
Sherry Locke                       By: /s/ F.J. Deramo
- ----------------------------          --------------------------------
                                      Name:  F.J. Deramo
Witness                               Title: Vice President

- ----------------------------       (Corporate Seal)
Kathy DiPasquale                   Attest:
- ----------------------------


                                     /s/ Amy R. Howcroft
                                   -----------------------------------
                                   Name:  Amy R. Howcroft
                                   Title: Assistant Vice President

Witness                            J.G. ROUTH, as Individual Trustee

- ----------------------------
Sherry Locke                       By: /s/ J.G. Routh
- ----------------------------          --------------------------------
                                      Name:  J.G. Routh
Witness                               Title:

- ----------------------------
Kathy DiPasquale
- ----------------------------



I hereby certify that the correct address of the Trustee is:
One Oliver Plaza
Pittsburgh, PA 15265


By: /s/ F.J. Deramo
   ------------------------
   For Trustee


I hereby certify that the correct address of the Individual Trustee is:
308 Depot Street
Jamestown, PA 16134


By: /s/ J.G. Routh
   ------------------------
   For Trustee



This instrument prepared by:
James H. Carroll, Esq.
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, PA  19103

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF LEHIGH              )



On the _____ day of March, 1994, before me personally came Steven C. Ramsey, to me known, who, being by me duly sworn, did depose and say that he resides at No. 598 Bair Road, Berwyn, Pennsylvania 19312; that he is the Vice President of Buckeye Pipe Line Company, the corporation described in and which executed the foregoing instrument; which corporation is a general partner of Buckeye Pipe Line Company, L.P., the Delaware limited partnership described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                    ------------------------------
                                    Notary Public

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF ALLEGHENY           )



On the ____ day of March, 1994, before me personally came F.J. Deramo, to me known, who, being by me duly sworn, did depose and say that (s)he resides at No. 217 Chestnut Road, Sewickley, Pennsylvania 15143; that he is the Vice President of PNC Bank, National Association, the corporation described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                    ------------------------------
                                    Notary Public

COMMONWEALTH OF PENNSYLVANIA  )
                              )  ss.:
COUNTY OF ALLEGHENY           )



On the ____ day of March, 1994, before me personally came J. G. Routh, to me known to be the individual described in and who executed the foregoing instrument in the capacity therein stated, and acknowledged that he executed the same.


                                    ------------------------------
                                    Notary Public

                                   SCHEDULE 1


          The Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986, was recorded on ______________________, 198__ in the land records in and for the [Town] [County] of ____________________, State of __________________ at Mortgage Book (Folio) _____________, Page
_______________.

                   EXHIBIT A TO FIFTH SUPPLEMENTAL INDENTURE

                            Recording Jursidictions
                            -----------------------


     State
      or                             Recordation      Book/
 Commonwealth    County or Town         Date          Liber  Page
- ---------------  --------------  -------------------  -----  ----
Connecticut      Hartford
                 --------
                 E. Hartford
                 E. Windsor
                 S. Windsor
                 Enfield
                 Glastonbury
                 Hartford
                 Windsor
                 Rocky Hill
                 Wethersfield

                 Middlesex
                 ---------
                 Cromwell
                 Durham
                 Portland
                 Middlefield
                 Middletown

                 New Haven
                 ---------
                 New Haven
                 Wallingford
                 E. Haven
                 N. Haven

Illinois         Crawford
                 Lawrence        N/A - property sold
                                 since 1986

Indiana          Adams
                 Boone
                 Clay
                 Delaware
                 Fulton
                 Grant
                 Hamilton
                 Hendricks
                 Huntington
                 Jay
                 Lake
                 Laporte
                 Madison
                 Marion



     State
      or                             Recordation      Book/
 Commonwealth    County or Town         Date          Liber  Page
- ---------------  --------------  -------------------  -----  ----
Indiana          Miami
                 Porter
                 Pulaski
                 Putnam
                 Starke
                 Sullivan
                 Tipton
                 Vigo
                 Wabash
                 Wells

Massachusetts    Hampden

Michigan         Bay
                 Genessee
                 Macomb
                 Monroe
                 Oakland
                 Saginaw
                 St. Clair       N/A - property sold
                                 since 1986
                 Shiawassee
                 Wayne

New Jersey       Hunterdon
                 Middlesex
                 Somerset
                 Union

New York         Broome
                 Cayuga
                 Cortland
                 Kings
                 Livingston
                 Madison
                 Monroe
                 Nassau
                 Oneida
                 Onondaga
                 Ontario
                 Oswego
                 Queens
                 Richmond
                 Seneca
                 Tioga
                 Tompkins



     State
      or                             Recordation      Book/
 Commonwealth    County or Town         Date          Liber  Page
- ---------------  --------------  -------------------  -----  ----

Ohio             Allen
                 Auglaize
                 Champaign
                 Clark
                 Columbiana
                 Cuyahoga
                 Franklin
                 Geauga
                 Greene
                 Hancock
                 Hardin
                 Huron
                 Logan
                 Loraine
                 Lucas
                 Madison
                 Mahoning
                 Medina
                 Mercer
                 Montgomery
                 Ottawa
                 Portage
                 Sandusky
                 Seneca
                 Shelby
                 Summit
                 Trumball
                 Union
                 Van Wert
                 Warren
                 Wood

Pennsylvania     Alleghany
                 Armstrong
                 Beaver
                 Berks
                 Blair
                 Bucks
                 Butler
                 Cambria
                 Carbon
                 Cumberland



     State
      or                             Recordation      Book/
 Commonwealth    County or Town         Date          Liber  Page
- ---------------  --------------  -------------------  -----  ----

Pennsylvania     Dauphin
                 Huntingdon
                 Indiana
                 Juniata
                 Lackawanna
                 Lebanon
                 Lehigh
                 Luzerne
                 Northampton
                 Perry
                 Susquehanna
                 Wyoming

Washington       Pierce
